Exhibit 5.2

November 13, 2009

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, FL 32207

Re:	Interline Brands, Inc.: Registration Statement on Form S-3
(File No. 333-162340)

Ladies and Gentlemen:

We have acted as special counsel to Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), and Eagle Maintenance Supply, Inc., a New Jersey corporation (the “New Jersey Guarantor” and, together with Interline New Jersey, the “New Jersey Companies”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), of Interline Brands, Inc., a Delaware corporation (the “Company”), Interline New Jersey, the New Jersey Guarantor and the other subsidiaries of the Company named therein as guarantors (together with the New Jersey Guarantor, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”).  The Registration Statement relates to the registration under the Securities Act of certain securities, including:

A.                                   the following securities of the Company (together, the “Company Securities”):

1.                                       senior debt securities and subordinated debt securities of the Company (together, the “Company Debt Securities”);

2.                                       shares of preferred stock of the Company, par value $0.01 per share;

3.                                       shares of common stock of the Company, par value $0.01 per share;

4.                                       rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company attached to the common stock;

5.                                       depositary shares representing a fractional share or multiple shares of Company preferred stock evidenced by depositary receipts;

6.                                       warrants to purchase various Company securities or any combination of them;

7.                                       rights to purchase Company common stock;

8.                                       Company purchase contracts;

9.                                       units; and

10.                                 guarantees of Interline New Jersey Debt Securities (as defined below) (the “Company Guarantees”);

B.                                     the following securities of Interline New Jersey (together, the “Interline New Jersey Securities”):

1.                                       senior debt securities and subordinated debt securities (together, the “Interline New Jersey Debt Securities”); and

2.                                       guarantees of Company Debt Securities (the “Interline New Jersey Guarantees”); and

C.                                     the following securities of the New Jersey Guarantor and other Subsidiary Guarantors:

1.                                       guarantees of Company Debt Securities and/or the Interline New Jersey Debt Securities (such guarantees by the New Jersey Guarantor, the “New Jersey Guarantees” and, together with the guarantees by other Subsidiary Guarantors, the “Subsidiary Guarantees”).

The Interline New Jersey Securities and the New Jersey Guarantees (collectively, the “New Jersey Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Securities Act.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including the following documents (collectively, the “Documents”):

(1)                                  the Registration Statement; and

(2)                                  the forms of indentures, included as Exhibits 4.5, 4.6, 4.7 and 4.8 to the Registration Statement.

In addition, we have examined (i) such corporate records of Interline New Jersey and the New Jersey Guarantor that we have considered appropriate, including a copy of the certificate of incorporation and by-laws of each of Interline New Jersey and the New Jersey Guarantor (each as amended, as applicable), certified by Interline New Jersey and the New Jersey Guarantor, respectively, as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of each of Interline New Jersey and the New Jersey Guarantor relating to the issuance of the Interline New Jersey Securities and the New Jersey Guarantees, certified by Interline New Jersey and the New Jersey Guarantor, respectively, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the representations and warranties of Interline New Jersey and the New Jersey Guarantor made in the Documents as to factual matters and upon certificates of public officials and the officers of Interline New Jersey and the New Jersey Guarantor.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) indentures under which the Company Debt Securities, the Interline New Jersey Securities and the related Subsidiary Guarantees, if any, will be issued (collectively, the “Indentures”) will be executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, (ii) the issuance, sale, number or amount, as the case may be, and terms of the New Jersey Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the New Jersey Companies, as applicable, the laws of the State of New Jersey and the applicable Indenture, (iii) the New Jersey Securities will be duly authorized, executed, issued and delivered by the New Jersey Companies, as applicable, and, in the case of Interline New Jersey Debt Securities, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, (iv) the Interline New Jersey Securities and the New Jersey Guarantees will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement, and (v) the interest rate on the New Jersey Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.                                       Each of Interline New Jersey and the New Jersey Guarantor is a validly existing corporation in good standing under the laws of the State of New Jersey.

2.                                       Each of Interline New Jersey and the New Jersey Guarantor has the necessary corporate power and corporate authority to execute, deliver and perform its obligations under each of the Indentures.

3.                                       The execution, delivery and performance by Interline New Jersey and the New Jersey Guarantor of each of the Indentures and the transactions contemplated thereby have been duly authorized by all necessary corporate action by each of Interline New Jersey and the New Jersey Guarantor.

4.                                       The execution and delivery by each of Interline New Jersey and the New Jersey Guarantor of each of the Indentures and the performance of their respective obligations thereunder will not (i) result in a violation of their respective Charter Documents or (ii) violate any applicable provision of New Jersey law, rule or regulation.

The opinions set forth in this letter relate only to the laws of the State of New Jersey.  We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations.

Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to the filing of this opinion as Exhibit 5.2 to Amendment No. 1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” contained in the prospectus which forms a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the Rules. We also consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) for the purposes of Paul, Weiss’ opinion letter to the Company filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ DECHERT LLP